UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 East Wacker Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 (this "Amendment") on Form 8-K/A amends the Current Report on Form 8-K filed by the Federal Home Loan Bank of Chicago (the "Bank") with the Securities and Exchange Commission (the "SEC") on May 6, 2008 (the "Original Filing"). The purpose of this Amendment is to provide information regarding Matthew R. Feldman's Employment Agreement that was recently entered into subsequent to his appointment as President and CEO. This filing includes copies of Mr. Feldman's employment agreement effective May 5, 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Principal Executive Officer and President

Effective May 5, 2008, the Executive & Governance Committee of the Board of Directors (the "Board") of the Bank appointed Matthew R. Feldman to the position of President and CEO. Mr. Feldman had been serving as Acting President since April 11, 2008. Mr. Feldman joined the Bank in 2003 and has also held the positions of Executive Vice President, Operations & Administration and Senior Vice President and Chief Risk Officer of the Bank. See page 76 of the Bank's 2007 Annual Report on Form 10-K for a further description of Mr. Feldman's business experience. Neither Mr. Feldman nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Bank.

On June 4, 2008, the Bank executed an employment agreement ("Employment Agreement") with Mr. Feldman, which agreement is effective May 5, 2008 (the "Effective Date") and cancels and supersedes his prior employment agreement dated as of January 29, 2008. As outlined in the Employment Agreement:

  The Bank and Mr. Feldman have agreed to a compensation arrangement that closely aligns the interests of Mr. Feldman with the interests of the members of the Bank and that provides appropriate incentives to Mr. Feldman for the successful performance of his duties; and
  The Bank recognizes the valuable services that Mr. Feldman has rendered and desires to be assured that he will continue his active participation in the business of the Bank, subject to the terms of the Employment Agreement, and desires to assure Mr. Feldman that his employment will continue subject to the terms of the Employment Agreement.

The Employment Agreement provides that, unless terminated earlier as provided for in the agreement, the Bank's employment of Mr. Feldman will continue from the Effective Date through May 31, 2011 ("Term of the Agreement"); provided, however that the Term of the Agreement will be automatically extended by one (1) year effective June 1, 2011 and each year thereafter until such date as either the Bank or Mr. Feldman have terminated the automatic extension provision by giving written notice to the other party at least three (3) months prior to the end of the initial Term of the Agreement or any extension thereof.

The Employment Agreement provides for an initial base salary of $650,000, which base salary is effective retroactively to April 14, 2008 and may not be increased prior to June 1, 2011 (the "Compensation Review Date"). Following the Compensation Review Date, the Personnel & Compensation Committee of the Board will review Mr. Feldman's performance at least annually and in its discretion may recommend to the Board for approval an increase to his base salary. Mr. Feldman is also eligible to participate in the Pentegra Financial Institutions Retirement Fund, Pentegra Financial Institutions Thrift Plan and Benefit Equalization Plan. For a description of these plans, see "Part III - Item 11 - Executive Compensation - Executive Compensation Discussion & Analysis" in the Bank's 2007 Annual Report on Form 10-K.

Pursuant to the Employment Agreement, Mr. Feldman is not eligible to participate in any of the Bank's current incentive compensation plans until after June 1, 2011, and has waived all performance units previously granted to him under the Bank's Long-Term Supplemental Incentive Compensation Plan. However, beginning with the fiscal year ending December 31, 2008, Mr. Feldman will be eligible to receive an annual bonus targeted at sixty percent (60 percent) of his base salary and having a maximum payout of one hundred percent (100 percent) of his base salary. The amount of the bonus will be based upon the attainment of certain performance objectives to be mutually agreed upon by the Board and Mr. Feldman for each fiscal year. In addition to attaining the performance objectives, the first bonus payment for which Mr. Feldman will be eligible is also subject to the further condition that the Bank has (A) earned a net profit for the fiscal year and (B) has paid dividends on its capital stock for at least two (2) consecutive quarters during that fiscal year. The performance objectives and bonus payout formulas are to be approved by the Board not later than July 22, 2008.

Mr. Feldman will also be entitled to participate in a long-term incentive program with a three year performance period and performance objectives to be mutually agreed upon by the Board and Mr. Feldman not later than July 22, 2008 for the initial three year performance period. The performance objectives must include, among other objectives, both (A) net profitability of the Bank for at least four (4) quarters during the performance period and (B) the payment of dividends on the Bank's capital stock for at least two (2) consecutive quarters during the performance period. The potential bonus payment is equal to three (3) times Mr. Feldman's base salary.

The terms of the Employment Agreement specify that Mr. Feldman is responsible for the payment of all federal, state, and local income and other taxes which may be due with respect to any payments made to him pursuant to the Employment Agreement; provided, however that if Mr. Feldman incurs any additional tax liabilities, penalties, and/or interest under Section 409A of the Internal Revenue Code of 1986, as amended, then the Bank will indemnify and hold Mr. Feldman harmless for such additional tax liabilities, penalties, and/or interest.

Under the terms of the Employment Agreement, in the event that Mr. Feldman's employment with the Bank is terminated either by him with Good Reason (as defined in the Employment Agreement), by the Bank other than for Cause (as defined in the Employment Agreement) or by non-renewal by the Bank of the Employment Agreement, Mr. Feldman is entitled to receive the following payments:

  all accrued and unpaid salary for time worked as of the date of termination;
  all accrued but unutilized vacation time as of the date of termination;
  salary continuation (at the base salary level in effect at the time of termination) for a one-year period beginning on the date of termination;
  continued participation in the Bank's employee health care benefit plans in accordance with the terms of the Bank's then-current severance plan that would be applicable to him if his employment had been terminated pursuant to such plan, provided that the Bank will continue paying the employer's portion of medical and/or dental insurance premiums for one (1) year from the date of termination.

If Mr. Feldman's employment with the Bank is terminated by the Bank for Cause, by Mr. Feldman other than for Good Reason, or by death or disability, Mr. Feldman will be entitled only to the amounts in items (1) and (2) above. The Employment Agreement provides that Mr. Feldman will not be entitled to any other compensation, bonus or severance pay from the Bank other than those specified above and any vested rights which he has under any pension, thrift, or other benefit plan, excluding the severance plan.

The terms of the Employment Agreement also specify that the right to receive termination payments outlined above in connection with a termination for Good Reason, other than for Cause or non-renewal of the Employment Agreement is contingent upon, among other things, Mr. Feldman signing a general release of all claims against the bank in such form as the Bank requires.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description
    Employment Agreement between the Federal Home Loan Bank of Chicago and Matthew R. Feldman, effective May 5, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: June 10, 2008	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary

End of Filing